Exhibit 99(j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Trustees and Shareholders

SouthTrust Funds

Board of Trustees and Shareholders

Evergreen Municipal Trust

We consent to the use of our report dated June 11, 2004 for SouthTrust Alabama Tax-Free Income Fund, a series of SouthTrust Funds, incorporated herein by reference and to the references to our firm under the captions “FINANCIAL HIGHLIGHTS” in the prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

Boston, Massachusetts

March 18, 2005